Exhibit 99.1
Protalix BioTherapeutics to Present at Four Upcoming Healthcare Conferences
CARMIEL, Israel, May 12, 2011 /PR Newswire/Protalix BioTherapeutics, Inc. (NYSE-AMEX:PLX, TASE:PLX), today announced that members of the Company’s senior management will present the Company’s corporate presentation at four upcoming life science conferences.
Oppenheimer’s 12th Annual Israeli Conference
Sunday, May 15, 2011 at 3:40 PM IDT
David Intercontinental Hotel, Tel-Aviv

Noble Financial Capital Markets’ Seventh Annual Equity Conference
Tuesday, May 17, 2011 at 8:30 AM, ET
Hard Rock Hotel, Hollywood, FL

Jefferies 2011 Global Healthcare Conference
Monday, June 6, 2011 at 4:00 PM, ET
The Grand Hyatt Hotel, New York City, NY

2011 Wells Fargo Securities Healthcare Conference
Wednesday, June 22nd at 9:30 AM, ET
InterContinental Hotel, Boston, MA
All presentations will be webcast and available at www.protalix.com on the event calendar page, with the exception of the Oppenheimer Conference.
About Protalix
Protalix is a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins expressed through its proprietary plant cell based expression system, ProCellEx™. Protalix’s unique expression system presents a proprietary method for developing recombinant proteins in a cost-effective, industrial-scale manner in an environment free of mammalian components and viruses. Protalix’s lead compound, taliglucerase alfa, an enzyme replacement therapy for the treatment of Gaucher disease, completed Phase III development. To date, marketing applications have been submitted for taliglucerase alfa in the United States, European Union, Brazil and Israel. Protalix’s development pipeline also includes: PRX-105, a pegylated recombinant human acetylcholinesterase in development for several therapeutic and prophylactic indications, a biodefense program and an organophosphate-based pesticide treatment program; PRX-102, a modified version of the recombinant human alpha-GAL-A protein for the treatment of Fabry disease; an orally-delivered glucocerebrosidase enzyme that is naturally encased in carrot cells, also for the treatment of Gaucher disease; and pr-antiTNF, a similar plant cell version of etanercept (Enbrel™) for the treatment of rheumatoid arthritis.
Forward Looking Statements
To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause material differences include, among others, risks relating to: the successful preclinical development of our product candidates; the completion of our clinical trials; the review process of the U.S. Food and Drug Administration, or FDA, the European Medicines Agency, or EMEA, other foreign regulatory bodies and other governmental regulatory bodies; delays in the FDA’s, the EMEA’s or other health regulatory authorities’ approval of any applications we file or refusals to approve such filings; the risk that the FDA may find that the information we provide in a resubmission of the NDA for taliglucerase alfa in response to our receipt of a complete response letter from the FDA in February 2011 is insufficient for regulatory approval; and other factors described in our filings with the Securities and Exchange Commission. Companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in advanced or late-stage clinical trials, even after obtaining promising earlier trial results or in preliminary findings for such clinical trials. Failure to obtain approval from the FDA, EMEA or any other foreign regulatory authority of any of our drug candidates in a timely manner, if at all, will severely undermine our business and results of operations by reducing our potential marketable products and our ability to generate corresponding product revenues. The statements in this release are valid only as of the date hereof and we disclaim any obligation to update this information.
Investor Contact
Marcy Nanus
The Trout Group, LLC
Telephone: 646-378-2927
Email: mnanus@troutgroup.com